UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 21, 2014 (August 20,2014)

CIFC CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-32551	20-2008622
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Park Avenue, 4th Floor
New York, New York	10177
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 624-1200

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 20, 2014, Jeffrey S. Serota was appointed to serve as a member of the Board of Directors (the “Board”) of CIFC Corp. (the “Company”) and the Audit Committee of the Board.

From September 1997 to April 2014, Mr. Serota served as Senior Partner in the Private Equity Group and then as Senior Advisor to Ares Management LLC, an alternative asset investment firm. Prior to joining Ares, Mr. Serota worked at Bear Stearns from March 1996 to September 1997, where he specialized in providing investment banking services to financial sponsor clients of the firm. He currently serves on the boards of directors of EXCO Resources, Inc. and SandRidge Energy, Inc. and he previously served on the boards of directors of WCA Waste Corporation, Douglas Dynamics, Inc. and Lyondell Bassell, N.V. Mr. Serota received a Bachelor of Science degree in Economics from the University of Pennsylvania’s Wharton School of Business and received a Master of Business Administration degree from UCLA’s Anderson School of Management.

Mr. Serota will receive compensation as a director in accordance with the Company’s ordinary course director compensation practices. In addition, Mr. Serota will execute the Company’s form of indemnity agreement, a copy of which has been filed as

Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 14, 2011.

A copy of the press release announcing Mr. Serota’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Concurrently with Mr. Serota’s appointment as a member of the Board, Frank C. Puleo resigned as a member of the Board.

 Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated August 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

Date:	August 21, 2014	By: /s/ Robert C. Milton III
Name: Robert C. Milton III
Title: General Counsel and Secretary